EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

ProPhase Labs, Inc.

We consent to the incorporation by reference in the Registration Statement of ProPhase Labs, Inc. on Form S-8 to be filed on or about July 8, 2013 of our report dated March 27, 2013, on our audits of the consolidated financial statements as of December 31, 2012 and 2011 and for each of the years in the two year period ended December 31, 2012, which report was included in the Annual Report on Form 10-K filed March 28, 2013.

/s/ EisnerAmper LLP

Iselin, NJ

July 8, 2013